Exhibit 10.1

DATALINK CORPORATION

2009 INCENTIVE COMPENSATION PLAN

(as amended May 13, 2010)

SECTION 1.
ESTABLISHMENT, PURPOSE AND DURATION

1.1    Establishment.    Datalink Corporation, a Minnesota corporation (the “Company”), hereby establishes a new incentive compensation plan to be known as the Datalink 2009 Incentive Compensation Plan (the “Plan”). The Plan was approved by the Board of Directors in March 2009 and shall become effective as of May 13, 2009, subject to the approval of the stockholders of the Company at the Annual Meeting on May 13, 2009 (the “Effective Date”). Because no additional awards may be granted after June 11, 2009, under the Company’s existing 1999 Incentive Compensation Plan, the Company believed it was in its best interest to adopt the Plan. The Plan shall remain in effect as provided in Section 1.3 hereof.

1.2    Purpose.    The Plan is intended to attract and retain qualified employees and consultants upon whom, in large measure, the sustained progress, growth and profitability of the Company depend. By encouraging employees and consultants of the Company and its subsidiaries to acquire a proprietary interest in the Company’s growth and performance, the Company intends to motivate employees and consultants to achieve long-term Company goals and to more closely align such persons’ interests with those of the Company’s other stockholders.

1.3    Duration of the Plan.    The Plan shall commence on the Effective Date and shall remain in effect, subject to the right of the Board to amend or terminate the Plan at any time pursuant to Section 15 hereof, until the earlier to occur of (a) the date all Shares subject to the Plan shall have been purchased or acquired and the Restrictions on all Awards granted under the Plan shall have lapsed, according to the Plan’s provisions, and (b) ten (10) years from the Effective Date of the Plan. The termination of the Plan shall not adversely affect any Awards outstanding on the date of termination.

SECTION 2.
DEFINITIONS

As used in the Plan, in addition to terms elsewhere defined in the Plan, the following terms shall have the meanings set forth below:

2.1   “Annual Incentive Award” means a performance bonus determined under Section 11.

2.2   “Award” means any Option (including Non-Qualified Stock Options and Incentive Stock Options), Stock Appreciation Right, Restricted Stock, Share, Restricted Stock Unit, Performance Unit, Substitute Award, Dividend Equivalent, Annual Incentive Award or other Award permitted hereunder.

2.3   “Award Agreement” means any written agreement, contract, or other instrument or document evidencing any Award granted hereunder between the Company and a Grantee.

2.4   “Beneficiary” means the Person designated to receive Plan benefits, if any, following a Grantee’s death in accordance with Section 15.

2.5   “Board” means the Board of Directors of the Company.

2.6   “Bonus Opportunity” means a Grantee’s threshold, target and maximum bonus opportunity for a Year, provided that such bonus opportunity shall be either (a) to the extent that the Grantee has entered into an employment agreement with the Company, the threshold, target and maximum bonus levels, if any, specified in the employment agreement for such Year based on the Grantee’s base salary in effect on the first day of such Year, or (b) if there is no employment agreement in effect between the Company and the Grantee as of the first day of such Year or if the employment agreement does not specify such bonus levels, the percentage of such Grantee’s base salary in effect on the first day of such Year (or such later date as such person is designated as a Grantee) as determined by the Committee in its sole discretion.

2.7   “Change of Control” means:

(a)   Change in Control” means, with respect to Awards other than Deferred Compensation Awards, the occurrence of any one or more of the following:

(i)  An acquisition of outstanding or newly issued Company securities that results in any Person with Beneficial Ownership (as each are defined within the meaning of Rule 13d-3 under the Exchange Act) of more than 50% (other than any Person who, as of the date hereof, already has Beneficial Ownership of at least 20%) of either (x) the then outstanding shares of the Company’s Common Stock (the “Outstanding Company Common Stock”), or (y) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); or

(ii)  A change in the composition of the Board in connection with a tender or exchange offer, a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company or the acquisition of assets of another corporation (a “Corporate Transaction”) or a direct purchase of securities from the Company such that (i) the individuals who, as of the date hereof, constitute the members of the Board (the “Incumbent Board”) cease to constitute at least a majority of the Board, or (ii) a majority of the individuals who, as of the date hereof, constitute the Incumbent Board resign or are removed from the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents; or

(iii)  The approval by the stockholders of the Company of a Corporate Transaction or, if consummation of such Corporate Transaction is subject, at the time of such approval by stockholders, to the consent of any government or governmental agency, the obtaining of such consent (either explicitly or implicitly by consummation); excluding, however, such a Corporate Transaction pursuant to which (i) all or substantially all of the Beneficial Owners of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Corporate Transaction will Beneficially Own, directly or indirectly, more than 50% of the Outstanding Company Common Stock, or more than 50% of the Outstanding Company Voting Securities of the Company resulting from such Corporate Transaction (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Corporate Transaction, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (ii) no Person (other than the Company, any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company or such corporation resulting from such Corporate Transaction) will Beneficially Own, directly or indirectly, 20% or more of, respectively, the Outstanding Company Common Stock or Outstanding Company Voting Securities resulting from such Corporate Transaction except to the extent that such ownership existed with respect to the Company prior to the Corporate Transaction, and (iii) individuals who were members of the Incumbent Board will constitute at least a majority of the board of directors of the corporation resulting from such Corporate Transaction; or

(iv)  The approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.

Despite all of the foregoing, no Change in Control is deemed to have occurred with respect to a Grantee if a Grantee is part of a purchasing group which consummates the Change in Control transaction. A Grantee is deemed “part of a purchasing group” for purposes of the preceding sentence if the Grantee is an equity participant in the purchasing company or group except for (i) passive ownership of less than three percent (3%) of the stock of the purchasing company or (ii) ownership of an equity participation in the purchasing company or group which is otherwise not significant, as determined prior to the Change in Control by a majority of the Incumbent Board.

(b)   “Change of Control” means, with respect to Deferred Compensation Awards, the occurrence one or more of any of the following:

(i)  A Change in the Ownership of the Company.    A change in ownership of the Company shall occur on the date that any one Person, or more than one Person acting as a “Group” (as defined under Code Section 409A), acquires ownership of stock of the Company that, together with stock held by such Person or Group, constitutes more than 50% of the total fair market value or total voting power of the stock of the Company; provided, however, that, if any one Person, or more than one Person acting as a Group, is considered to own more than 50% of the total fair market value or total voting power of the stock of the Company, the acquisition of additional stock by the same Person or Persons is not considered to cause a change in the ownership of the Company.

(ii)  A Change in the Effective Control of the Company.    A change in the effective control of the Company occurs on the date that any one Person, or more than one Person acting as a Group, acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such Person or Persons) ownership of stock of the Company possessing 50% or more of the total voting power of the stock of the Company; or

(iii)  A Change in the Ownership of a Substantial Portion of the Company’s Assets.    A change in the ownership of a substantial portion of the Company’s assets occurs on the date that any one Person, or more than one Person acting as a Group, acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such Person or Persons) assets from the Company that have a total Gross Fair Market Value (as defined below) equal to or more than 50% of the total Gross Fair Market Value of all of the assets of the Company immediately prior to such acquisition or acquisitions; provided, however, that, a transfer of assets by the Company is not treated as a change in the ownership of such assets if the assets are transferred to:

1)    a stockholder of the Company (immediately before the asset transfer) in exchange for or with respect to its stock;

2)    an entity, 50% or more of the total Fair Market Value or voting power of which is owned, directly or indirectly, by the Company;

3)    a Person, or more than one Person acting as a Group, that owns, directly or indirectly, 50% or more of the total Fair Market Value or voting power of all the outstanding stock of the Company; or

4)    an entity, at least 50% of the total Fair Market Value or voting power of which is owned, directly or indirectly, by a Person described in the immediately preceding clause.

For purposes of this definition, Gross Fair Market Value means the value of the assets of the Company, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets. For all purposes of the latter definition of Change in Control that applies to Deferred Compensation Awards, stock ownership is determined under Code Section 409A.

2.8   “Code” means the Internal Revenue Code of 1986 (and any successor thereto), as amended from time to time, and applicable regulations and rulings thereunder.

2.9   “Committee” has the meaning set forth in Section 3.1(a).

2.10 “Common Stock” means common stock, par value $.001 per share, of the Company.

2.11 “Company” has the meaning set forth in Section 1.1.

2.12 “Covered Employee” means a Grantee who, as of the last day of the fiscal year in which the value of an Award is includable in income for federal income tax purposes, is one of the group of “covered employees,” within the meaning of Code Section 162(m), with respect to the Company.

2.13 “Deferred Compensation Awards” means Awards that could be subject to liability under Code Section 409A and do not qualify for an exemption from Code Section 409A coverage.

2.14 “Dividend Equivalent” means any right to receive payments equal to dividends or property, if and when paid or distributed, on Shares, Restricted Stock or Restricted Stock Units.

2.15 “Effective Date” has the meaning set forth in Section 1.1.

2.16 “Eligible Person” means any employee or consultant of an Employer.

2.17 “Employer” means the Company or any Subsidiary.

2.18 “Exchange Act” means the Securities and Exchange Act of 1934, as amended, or any successors thereto, and the rules and regulations promulgated thereunder, all as shall be amended from time to time.

2.19 “Exercise Date” means the date the holder of an Award that is subject to exercise delivers notice of such exercise to the Company, accompanied by such payment, attestations, representations and warranties or other documentation as required hereunder, under the applicable Award Agreement or as the Committee may otherwise specify.

2.20 “Fair Market Value” means, as of any applicable date, (a) the last sale price for one Share on such date as reported on the Nasdaq Global Market or, if the foregoing does not apply,

on such other market system or stock exchange on which the Company’s Common Stock is then listed or admitted to trading, or on the last previous day on which a sale was reported if no sale of a Share was reported on such date, or (b) if the foregoing subsection (a) does not apply, the fair market value of a Share as reasonably determined in good faith by the Board in accordance with Code Section 409A.

2.21 “Grant Date” means the date on which an Award is granted, which date may be specified in advance by the Committee.

2.22 “Grantee” means an Eligible Person who has been granted an Award.

2.23 “Incentive Stock Option” means an Option granted under Section 6 that is intended to meet the requirements of Code Section 422.

2.24 “Including” or “includes” means “including, but not limited to,” or “includes, but is not limited to,” respectively.

2.25 “Non-Qualified Stock Option” means an Option granted under Section 6 that is not intended to be an Incentive Stock Option.

2.26 “Option” means an Incentive Stock Option or Non-Qualified Stock Option.

2.27 “Option Price” means the price at which a Share may be purchased by a Grantee pursuant to an Option.

2.28 “Performance-Based Exception” means the performance-based exception from the tax deductibility limitations of Code Section 162(m) (including the special provision for options and SARS thereunder).

2.29 “Performance Goal” means the objective or subjective criteria determined by the Committee, the degree of attainment of which will affect the amount of the Award the Grantee is entitled to receive or retain, and to the extent the Committee intends an Award (including an Annual Incentive Award) to comply with the Performance-Based Exception, the Performance Goals shall be chosen from among the Performance Measures set forth in Section 4.4(a).

2.30 “Performance Measures” has the meaning set forth in Section 4.4(a).

2.31 “Performance Period” means that period established by the Committee at the time any Performance Unit is granted or at any time thereafter during which any Performance Goals specified by the Committee with respect to such Award are to be measured.

2.32 “Performance Unit” any grant pursuant to Section 10 of (a) a bonus consisting of cash or other property the amount or value of which, and/or the entitlement to which, is conditioned upon the attainment of any Performance Goals specified by the Committee, or (b) a unit valued by reference to a designated amount of property other than Shares.

2.33 “Person” means any individual, sole proprietorship, corporation, partnership, joint venture, limited liability company, association, joint-stock company, trust, unincorporated organization, institution, public benefit corporation, entity or government instrumentality, division, agency, body or department.

2.34 “Restricted Stock” means any Share issued as an Award under the Plan that is subject to Restrictions.

2.35 “Restricted Stock Unit” or “RSU” means the right granted as an Award under the Plan to receive a Share, conditioned on the satisfaction of Restrictions imposed by the Committee, which Restrictions may be time-based, performance-based or based upon the occurrence of one or more events or conditions.

2.36 “Restrictions” means any restriction on a Grantee’s free enjoyment of the Shares or other rights underlying Awards, including (a) that the Grantee or other holder may not sell, transfer, pledge, or assign a Share or right, and (b) such other restrictions as the Committee may impose in the Award Agreement (including any restriction on the right to vote such Share and the right to receive any dividends). Restrictions may be based upon the passage of time or the satisfaction of performance criteria or the occurrence of one or more events or conditions, and shall lapse separately or in combination upon such conditions and at such time or times, in installments or otherwise, as the Committee shall specify. Awards subject to a Restriction shall be forfeited if the Restriction does not lapse prior to such date or the occurrence of such event or the satisfaction of such other criteria as the Committee shall determine.

2.37 “Section 16 Person” means a person who is subject to potential liability under Section 16(b) of the Exchange Act with respect to transactions involving equity securities of the Company.

2.38 “Share” means a share of the Common Stock of the Company.

2.39 “Stock Appreciation Right” or “SAR” means a right granted as an Award under the Plan to receive, as of the date specified in the Award Agreement, an amount equal to the number of Shares with respect to which the SAR is exercised, multiplied by the excess of (a) the Fair Market Value of one Share on the Exercise Date over (b) the Strike Price.

2.40 “Strike Price” means the per Share price used as the baseline measure for the value of an SAR, as specified in the applicable Award Agreement.

2.41 “Subsidiary” means any Person that directly, or through one (1) or more intermediaries, is controlled by the Company.

2.42 “Substitute Award” has the meaning set forth in Section 5.9.

2.43 “Term” means the period beginning on the Grant Date of an Award and ending on the date such Award expires, terminates or is cancelled.

2.44 “Termination of Service” occurs on the first day on which an individual is for any reason no longer providing services to an Employer in the capacity of an employee or consultant or with respect to an individual who is an employee or consultant to a Subsidiary, the first day on which such entity ceases to be a Subsidiary of the Company.

2.45 “Year” means a calendar year.

SECTION 3.
ADMINISTRATION

3.1    Committee.    The Plan shall be administered by the Compensation Committee of the Board unless otherwise determined by the Board (the “Committee”). The members of the Committee shall be appointed by the Board from time to time and may be removed by the Board from time to time. Subject to Section 4.4(c), the Committee may delegate to the Chief Executive Officer of the Company any or all of the authority of the Committee with respect to the grant of Awards to Grantees, other than Grantees who are executive officers, or are (or are expected to be) Covered Employees and/or are Section 16 Persons at the time any such delegated authority is exercised.

3.2    Powers of the Committee.    Subject to the express provisions of the Plan and to applicable law, the Committee shall have full power and authority and sole discretion as follows:

(a)   to determine when, to whom (i.e., what Eligible Persons) and in what types and amounts Awards should be granted;

(b)   to grant Awards to Eligible Persons in any number, and to determine the terms and conditions applicable to each Award (including without limitation conditions intended to comply with Code Sections 409A and 162(m)), the number of Shares or the amount of cash or other property to which an Award will relate, the Term, any Option Price or Strike Price, grant price or purchase price, any limitation or Restriction, any schedule for or performance conditions relating to the earning of the Award or the lapse of limitations, forfeiture restrictions, restrictive covenants, restrictions on exercisability or transferability, any Performance Goals, including those relating to the Company and/or a Subsidiary and/or any division thereof and/or an individual, and/or vesting based on the passage of time, based in each case on such considerations as the Committee shall determine);

(c)   to determine the benefit (including any Bonus Opportunity) payable under any Award and to determine whether any performance or vesting conditions, including Performance Measures or Performance Goals, have been satisfied;

(d)   to determine whether, to what extent and under what circumstances an Award may be settled in, or the exercise price of an Award may be paid in, cash, Shares, securities, other Awards or other property, or on a cashless basis, or an Award may be accelerated, vested, canceled, forfeited or surrendered, or any terms of the Award may be waived;

(e)   to determine whether, to what extent and under what circumstances cash, Shares, other securities, other Awards, other property and other amounts payable with respect to an Award under the Plan shall be deferred either automatically or at the election of the holder thereof or the Committee;

(f)    to interpret and administer the Plan and any instrument or agreement, including any Award Agreement, relating to the Plan;

(g)   to establish, amend, suspend or waive rules and regulations for the proper administration of the Plan;

(h)   to determine the terms and conditions of all Award Agreements applicable to Eligible Persons (which need not be identical) and, with the consent of the Grantee (except as provided in this Section 3.2(h) and 15.2), to amend any such Award Agreement at any time; provided that the consent of the Grantee shall not be required for any amendment (i) which does not adversely affect the rights of the Grantee, or (ii) which is necessary or advisable (as determined by the Committee) to carry out the purpose of the Award as a result of any new applicable law or regulation or change in an existing applicable law or regulation or interpretation thereof, or (iii) to the extent the Award Agreement specifically permits amendment without consent;

(i)    to impose such additional terms and conditions upon the grant, exercise or retention of Awards as the Committee may, before or concurrently with the grant thereof, deem appropriate;

(j)    to correct any defect or supply any omission or reconcile any inconsistency, and to construe and interpret the Plan, the rules and regulations, and Award Agreement or any other instrument entered into or relating to an Award under the Plan; and

(k)   to take any other action with respect to any matters relating to the Plan and to make all other decisions and determinations, including factual determinations, as may be required under the terms of the Plan or as the Committee may deem necessary or advisable for the administration of the Plan.

3.3    Decisions Binding.    Any action of the Committee with respect to the Plan shall be final, conclusive and binding on all Persons, including the Company, its Subsidiaries, any Grantee, any Eligible Person, any Person claiming any rights under the Plan from or through any Grantee, and stockholders. If not specified in the Plan, the time at which the Committee must or may make any determination shall be determined by the Committee, and any such determination may thereafter be modified by the Committee. The express grant of any specific power to the

Committee, and the taking of any action by the Committee, shall not be construed as limiting any power or authority of the Committee.

SECTION 4.
SHARES SUBJECT TO THE PLAN AND ADJUSTMENTS; CODE SECTION 162(M)

4.1    Number of Shares Available for Grants.

(a)   Subject to adjustment as provided in Section 4.2, the aggregate number of Shares which may be delivered under the Plan shall not exceed One Million Five Hundred Thousand (1,500,000) Shares. If any Shares subject to an Award granted hereunder are forfeited or such Award otherwise terminates without the delivery of such Shares, the Shares subject to such Award, to the extent of any such forfeiture or termination, shall again be available for grant under the Plan. Prior to the tenth anniversary of the Effective Date, (i) any previously issued Shares, or (ii) Shares under an Award that are withheld, (in each case of (i) or (ii)) in full or partial payment to the Company of the purchase or exercise price of an Award or to satisfy tax obligations relating to an Award (other than an Incentive Stock Options or Restricted Stock) shall again be available for granting Awards under the Plan.

(b)   The Committee shall from time to time determine the appropriate methodology for calculating the number of Shares that have been delivered pursuant to the Plan. Shares delivered pursuant to the Plan may be, in whole or in part, authorized and unissued Shares, or treasury Shares, including Shares repurchased by the Company for purposes of the Plan.

(c)   The maximum number of shares of Common Stock that may be issued under the Plan in this Section 4.1 shall not be affected by (i) the payment in cash of dividends or Dividend Equivalents in connection with outstanding Awards, or (ii) any Shares required to satisfy Substitute Awards.

4.2    Adjustments in Authorized Shares and Awards.

(a)   In the event that the Committee determines that any dividend or other distribution (whether in the form of cash, Shares, or other securities or property), stock split or combination, forward or reverse merger, reorganization, subdivision, consolidation or reduction of capital, recapitalization, consolidation, scheme of arrangement, split-up, spin-off or combination involving the Company or repurchase or exchange of Shares, issuance of warrants or other rights to purchase Shares or other securities of the Company, or other similar corporate transaction or event affects the Shares such that an adjustment is determined by the Committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee shall, in such manner as it may deem equitable, adjust any or all of: (i) the number and type of Shares (or other securities or property) with respect to which Awards may be granted, (ii) the number and type of

Shares (or other securities or property) subject to outstanding Awards, (iii) the grant or exercise price with respect to any Award or, if deemed appropriate, make provision for a cash payment to the holder of an outstanding Award, (iv) the number and kind of Shares of outstanding Restricted Stock or relating to any other outstanding Award in connection with which Shares are subject, and (v) the number of Shares with respect to which Awards may be granted to a Grantee, and provided further that the number of Shares subject to any Award denominated in Shares shall always be a whole number.

(b)   Notwithstanding Section 4.2(a), any adjustments made pursuant to Section 4.2(a) shall be made in such a manner as to ensure that after such adjustment, the Awards continue not to be deferred compensation subject to Code Section 409A (or if such Awards are already subject to Code Section 409A, so as not to give rise to liability under Code Section 409A).

4.3    Compliance With Code Section 162(m).

(a)   Section 162(m) Compliance.    To the extent the Committee determines that compliance with the Performance-Based Exception is desirable with respect to an Award, Sections 4.3 and 4.4 shall apply unless such provision does not apply with respect to a certain Awards (i.e., Options and SARs) as set forth in Section 162(m) (it being understood that compliance with 162(m) is not mandated under the Plan with respect to Awards). In the event that changes are made to Code Section 162(m) to permit flexibility with respect to any Awards available under the Plan, the Committee may, subject to Sections 4.3 and 4.4, make any adjustments to such Awards as it deems appropriate.

(b)   Eligible Persons.    The Committee shall designate the Eligible Persons (each of whom shall be Covered Employees) to be granted an Award intended to comply with Performance-Based Exception within the time period prescribed by Section 162(m) of the Code (i.e., within the first ninety (90) days of each Year subject to any exception stated therein); provided that for a hiring or promotion after such period, the designation shall not be later than the elapse of 25% of the remainder of such Year after such hiring or promotion.

(c)   Time Frame Required to Establish Performance Measures.    The Committee shall set the objective-based Performance Measures (as set forth in Section 4.4 below) in writing within the time period prescribed by Section 162(m) of the Code (i.e., within the first ninety (90) days of each Year subject to any exception stated therein).

(d)   Committee Certification and Determination of Amount of Award.    The Committee shall determine and certify in writing (resolutions or minutes are acceptable) the degree of attainment of Performance Measures for any Award intended to comply with Performance-Based Exception as soon as administratively practicable after the end of each Year but not later than sixty (60) days after the end of such Year. The Committee reserves the discretion to reduce (but not below zero) the amount of an individual’s Award below the maximum Award. The determination of the Committee to reduce (or not pay) an individual’s Award for a Year shall not affect the maximum Award payable to any other individual.

(e)   162(m) Award Limitations.    No Grantee may be granted Awards for Stock Options or SARs (or any other Award which is determined by reference to the value of Shares or appreciation in the value of Shares) with respect to a number of Shares in any one (1) calendar year which, when added to any other Award denominated in Shares granted to such Grantee in the same calendar year, shall exceed One Hundred Fifty Thousand (150,000) Shares. If an Award denominated in Shares is cancelled, the Shares subject to the cancelled Award continue to count against the maximum number of Shares which may be granted to a Grantee in any calendar year. All Shares specified in this Section 4.3(e) shall be adjusted to the extent necessary to reflect adjustments to Shares required by Section 4.2. No Grantee may be granted a cash Award in any one (1) calendar year, the maximum payout for which, when added to the maximum payout for all other cash Awards granted to such Grantee in the same calendar year, shall exceed $1,500,000. The maximum Award that may be granted to any Grantee for a performance period greater than one year shall not exceed the foregoing annual maximum amounts multiplied by the number of full or partial years in the applicable performance period.

4.4    Performance Based Exception Under Section 162(m).

(a)   Performance Measures.    Subject to Section 4.4(d), unless and until the Committee proposes for stockholder vote and stockholders approve a change in the general Performance Measures set forth in this Section 4.4(a), for Awards (other than Options and SARs) designed to qualify for the Performance-Based Exception, the objective performance criteria shall be based upon one or more of the following (each a “Performance Measure”):

(i)  Earnings before interest, tax, depreciation or amortization (“EBITDA”) (actual and adjusted and either in the aggregate or on a per-Share basis);

(ii)  Earnings (either in the aggregate or on a per-Share basis);

(iii)  Net income or loss (either in the aggregate or on a per-Share basis);

(iv)  Operating profit;

(v)  Growth or rate of growth in cash flow;

(vi)  Cash flow provided by operations (either in the aggregate or on a per-Share basis);

(vii)  Free cash flow (either in the aggregate on a per-Share basis);

(viii)  Gross revenues;

(ix)  Reductions in expense levels, operating and maintenance cost management and employee productivity;

(x)  Stockholder returns and return measures (including return on assets, investments, equity, or gross sales);

(xi)  Growth or rate of growth in return measures;

(xii)  Share price (including growth measures and total stockholder return or attainment by the Shares of a specified value for a specified period of time);

(xiii)  Net economic value and/or economic value added;

(xiv)  Aggregate product unit and pricing targets;

(xv)  Strategic business criteria, consisting of one or more objectives based on meeting specified revenue, market share, market penetration, geographic business expansion goals, objectively identified project milestones, production volume levels, cost targets, and goals relating to acquisitions or divestitures;

(xvi)  Achievement of business or operational goals such as market share and/or business development;

(xvii)  Achievement of diversity objectives;

(xviii)  Results of customer satisfaction surveys; and/or

(xix)  Debt ratings, debt leverage and debt service;

provided that applicable Performance Measures may be applied on a pre- or post-tax basis; and provided further that the Committee may, on the Grant Date of an Award intended to comply with the Performance-Based Exception, and in the case of other Awards, at any time, provide that the formula for such Award may include or exclude items to measure specific objectives, such as losses from discontinued operations, extraordinary gains or losses, the cumulative effect of accounting changes, acquisitions or divestitures, foreign exchange impacts and any unusual, nonrecurring gain or loss.

(b)   Flexibility in Setting Performance Measures.    The levels of performance required with respect to Performance Measures may be expressed in absolute or relative levels and may be based upon a set increase, set positive result, maintenance of the status quo, set decrease or set negative result. Performance Measures may differ for Awards to different Grantees. The Committee shall specify the weighting (which may be the same or different for multiple objectives) to be given to each performance objective for purposes of determining the final amount payable with respect to any such Award. Any one or more of the Performance Measures may apply to the Grantee, a department, unit, division or function within the Company or any one or more Subsidiaries; and may apply either alone or relative to the performance of other businesses or individuals (including industry or general market indices).

(c)   Adjustments.    The Committee shall have the discretion to adjust the determinations of the degree of attainment of the pre-established Performance Measures; provided, however, that Awards which are designed to qualify for the Performance-Based Exception may not (unless the Committee determines to amend the Award so that it no longer qualified for the Performance-Based Exception) be adjusted upward (the Committee shall retain the discretion to adjust such Awards downward). The Committee may not, unless the Committee determines to amend the Award so that it no longer qualifies for the Performance-Based Exception, delegate any responsibility with respect to Awards intended to qualify for the Performance-Based Exception. All determinations by the Committee as to the achievement of the Performance Measure(s) shall be in writing prior to payment of the Award.

(d)   Changes to Performance Measures.    In the event that applicable laws, rules or regulations change to permit Committee discretion to alter the governing Performance Measures without obtaining stockholder approval of such changes, and still qualify for the Performance-Based Exception, the Committee shall have sole discretion to make such changes without obtaining stockholder approval.

SECTION 5.
ELIGIBILITY AND GENERAL CONDITIONS OF AWARDS

5.1    Eligibility.    The Committee may in its discretion grant Awards to any Eligible Person, whether or not he or she has previously received an Award.

5.2    Award Agreement.    The terms and conditions of each Award shall be set forth in an Award Agreement as the Committee may approve.

5.3    Consideration for Awards.    Awards may be granted for no cash consideration or for any cash or other consideration as determined by the Committee or required by applicable law.

5.4    Awards May Be Granted Separately or Together.    Awards may, in the discretion of the Committee, be granted either alone or in addition to, at the same time or at a different time, in tandem with or in substitution for any other Award or any award granted under any plan of the Company or any Affiliate.

5.5    Rights Upon Termination of Service.

(a)   General.    Each Award Agreement may set forth the extent (if any) to which a Grantee shall have the right to exercise and/or receive payment for any Award following a Termination of Service. Such provisions shall be determined in the sole discretion of the Committee and need not be uniform among Awards or Grantees and may reflect distinctions based on the reasons for termination. Except as provided in an Award

Agreement, all Awards that have not been exercised, or that remain subject to Restrictions or which are not otherwise vested or exercisable at the time of a Termination of Service shall be cancelled and forfeited to the Company. Any Restricted Stock that is forfeited by the Grantee upon Termination of Service shall be reacquired by the Company, and the Grantee shall sign any document and take any other action required to assign such Shares back to the Company.

(b)   Dividend Equivalents.    If Dividend Equivalents have been credited with respect to any Award and such Award (in whole or in part) is forfeited, all Dividend Equivalents issued in connection with such forfeited Award (or portion of an Award) shall also be forfeited to the Company, unless otherwise set forth in an Award Agreement.

(c)   Waiver by Committee.    Notwithstanding the foregoing provisions of this Section 5.5, the Committee may in its sole discretion as to all or part of any Award as to any Grantee, at the time the Award is granted or thereafter, determine that Awards shall become exercisable or vested upon a Termination of Service, determine that Awards shall continue to become exercisable or vested in full or in installments after Termination of Service, extend the period for exercise of Options or SARs following Termination of Service (but not beyond the original Term), or provide that any Award shall in whole or in part not be forfeited upon such Termination of Service. Notwithstanding the preceding sentence, the Committee shall not have the authority under this Section 5.5(c) to take any action with respect to an Award to the extent that such action would cause an Award that is not intended to be deferred compensation subject to Code Section 409A to be subject thereto (or if such Awards are already subject to Code Section 409A, so as not to give rise to liability under Code Section 409A).

5.6    Nontransferability of Awards.

(a)   Each Award and each right under any Award shall be exercisable only by the Grantee during the Grantee’s lifetime, or, if permissible under applicable law, by the Grantee’s guardian or legal representative.

(b)   No Award (prior to the time, if applicable, Shares are delivered in respect of such Award), and no right under any Award, may be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a Grantee other than by will or by the laws of descent and distribution (or, in the case of Restricted Stock, to the Company), and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company or any Subsidiary; provided that the designation of a Beneficiary (pursuant to Section 15) to receive benefits in the event of the Grantee’s death shall not constitute an assignment, alienation, pledge, attachment, sale, transfer or encumbrance for purposes of this Section 5.6(b). A transferee, Beneficiary, guardian, legal representative or other person claiming any rights under the Plan from or through any Grantee shall be subject to the provisions of the Plan and any applicable Award Agreement, except to the extent the Plan and Award Agreement otherwise provide with respect to such persons, and to any additional restrictions or limitations deemed necessary or appropriate by the Committee.

(c)   Nothing herein shall be construed as requiring the Committee to honor the order of a domestic relations court regarding an Award, except to the extent required under applicable law.

5.7    Exercise by Non-Grantee.    If any Award is exercised as permitted by the Plan by any Person other than the Grantee, the exercise notice shall be accompanied by such documentation as may reasonably be required by the Committee, including, without limitation, evidence of authority of such Person or Persons to exercise the Award and, if the Committee so specifies, evidence satisfactory to the Company that any death taxes payable with respect to such Shares have been paid or provided for.

5.8    Cancellation and Rescission of Awards.    Unless the Award Agreement specifies otherwise, the Committee may cancel, rescind, suspend, withhold, or otherwise limit or restrict any unexercised or unsettled Award at any time if the Grantee is not in compliance with all applicable provisions of the Award Agreement and the Plan or is in violation of any restrictive covenant or other agreement with an Employer.

5.9    Substitute Awards.    The Committee may, in its discretion and on such terms and conditions as the Committee considers appropriate in the circumstances, grant Substitute Awards under the Plan. For purposes of this Section 5.9, “Substitute Award” means an Award granted under the Plan in substitution for stock and stock-based awards (“Acquired Entity Awards”) held by current and former employees or consultants of another corporation or entity who become Eligible Persons as the result of a merger, consolidation or combination of the employing corporation or other entity (the “Acquired Entity”) with the Company or a Subsidiary or the acquisition by the Company or a Subsidiary of property or stock of the Acquired Entity immediately prior to such merger, consolidation, acquisition or combination in order to preserve for the Grantee the economic value of all or a portion of such Acquired Entity Award at such price as the Committee determines necessary to achieve preservation of economic value.

SECTION 6.
STOCK OPTIONS

6.1    Grant of Options.    Subject to and consistent with the provisions of the Plan, Options may be granted to any Eligible Person in such number, and upon such terms, and at any time and from time to time as shall be determined by the Committee. Notwithstanding the foregoing, an Incentive Stock Option may only be granted to full-time or part-time employees (which term as used herein includes, without limitation, officers who are also employees), and an Incentive Stock Option shall not be granted to an employee of an Affiliate unless such Affiliate is also a “subsidiary corporation” of the Company within the meaning of Section 424(f) of the Code or any successor provision.

6.2    Award Agreement.    Each Option grant shall be evidenced by an Award Agreement in such form as the Committee may approve that shall specify the Grant Date, the Option Price, the Term (not to exceed ten (10) years from its Grant Date unless the Committee otherwise specifies in the Award Agreement), the number of Shares to which the Option pertains, the time or times at which such Option shall vest and be exercisable and such other provisions (including Restrictions) not inconsistent with the provisions of the Plan as the Committee shall determine. The Award Agreement also shall specify whether the Option is intended to be an Incentive Stock Option (granted at Fair Market Value and otherwise meeting Code Section 422) or a Non-Qualified Stock Option.

6.3    Exercise and Payment.

(a)   Except as may otherwise be provided by the Committee in an Award Agreement, Options shall be exercised by the delivery of a written notice (“Notice”) to the Company setting forth the number of Shares to be exercised, accompanied by full payment (including any applicable tax withholding) for the Shares made by any one or more of the following means on the Exercise Date (or such other date as may be permitted in writing by the Secretary of the Company):

(i)  cash, personal check or wire transfer;

(ii)  with the approval of the Committee, Shares or Shares of Restricted Stock valued at the Fair Market Value of a Share on the Exercise Date; or

(iii)  subject to applicable law, through the sale of the Shares acquired on exercise of the Option through a broker-dealer to whom the Grantee has submitted an irrevocable notice of exercise and irrevocable instructions to deliver promptly to the Company the amount of sale or loan proceeds sufficient to pay for such Shares, together with, if requested by the Company, the amount of applicable withholding taxes payable by Grantee by reason of such exercise.

(b)   At the discretion of the Committee and subject to applicable law, the Company may loan a Grantee all or any portion of the amount payable by the Grantee to the Company upon exercise of the Option on such terms and conditions as the Committee may determine.

(c)   At the time a Grantee exercises an Option or to the extent provided by the Committee in the applicable Award Agreement, in lieu of accepting payment of the Option Price of the Option and delivering the number of Shares of Common Stock for which the Option is being exercised, the Committee may direct that the Company either (i) pay the Grantee a cash amount, or (ii) issue a lesser number of Shares of Common Stock, in any such case, having a Fair Market Value on the Exercise Date equal to the amount, if any, by which the aggregate Fair Market Value (or such other amount as may be specified in the applicable Award Agreement, in the case of an exercise occurring concurrent with a Change in Control) of the Shares of Common Stock as to which the

Option is being exercised exceeds the aggregate Option Price for such Shares, based on such terms and conditions as the Committee shall establish.

SECTION 7.
STOCK APPRECIATION RIGHTS

7.1    Grant of SARs.    Subject to and consistent with the provisions of the Plan, the Committee, at any time and from time to time, may grant SARs to any Eligible Person. The Committee may impose such conditions or restrictions on the exercise of any SAR as it shall deem appropriate. The Committee may grant freestanding SARs, tandem SARs, or any combination thereof.

7.2    Award Agreements.    Each SAR grant shall be evidenced by an Award Agreement in such form as the Committee may approve, which shall contain such terms and conditions not inconsistent with the provisions of the Plan as shall be determined from time to time by the Committee. Such agreement shall describe the SAR, specify the number of SARs to which the Award relates, the Strike Price, the Term and any conditions or restrictions on the exercise of any SAR, and any other provisions as the Committee shall deem advisable.

7.3    Exercise and Payment.    Except as may otherwise be provided by the Committee in an Award Agreement, SARs shall be exercised by the delivery of a written notice to the Company, setting forth the number of Shares with respect to which the SAR is to be exercised. No payment of an SAR shall be made unless applicable tax withholding requirements have been satisfied in accordance with Section 17.1 or otherwise. Any payment by the Company in respect of an SAR may be made in cash, Shares, other property, or any combination thereof, as the Committee, in its sole discretion, shall determine.

7.4    Grant Limitations.    The Committee may at any time impose any other limitations or Restrictions upon the exercise of SARs which it deems necessary or desirable in order to achieve desirable tax results for the Grantee or the Company.

SECTION 8.
RESTRICTED STOCK

8.1    Grant of Restricted Stock.    Subject to and consistent with the provisions of the Plan, the Committee, at any time and from time to time, may grant Restricted Stock to any Eligible Person in such amounts as the Committee shall determine.

8.2    Award Agreement.    Each grant of Restricted Stock shall be evidenced by an Award Agreement that shall specify the Restrictions, the number of Shares subject to the Restricted Stock Award, and such other provisions not inconsistent with the provisions of this Plan as the Committee shall determine. The Committee may impose such Restrictions on any Award of Restricted Stock as it deems appropriate, including time-based Restrictions, Restrictions based upon the achievement of specific performance goals, Restrictions based on the occurrence of a specified event, and/or Restrictions under applicable securities laws.

8.3    Consideration for Restricted Stock.    The Committee shall determine the amount, if any, that a Grantee shall pay for Restricted Stock.

8.4    Vesting.    Shares subject to a Restricted Stock Award shall become vested as specified in the applicable Award Agreement (thereafter being referred to as “Unrestricted Stock”). For purposes of calculating the number of Shares of Restricted Stock that become Unrestricted Stock as set forth above, Share amounts shall be rounded to the nearest whole Share amount.

8.5    Effect of Forfeiture.    If Restricted Stock is forfeited, and if the Grantee was required to pay for such Shares or acquired such Restricted Stock upon the exercise of an Option, the Grantee shall be deemed to have resold such Restricted Stock to the Company at a price equal to the lesser of (a) the amount paid by the Grantee for such Restricted Stock or the exercise price of the Option, as applicable, and (b) the Fair Market Value of a Share on the date of such forfeiture. The Company shall pay to the Grantee the deemed sale price as soon as is administratively practical. Such Restricted Stock shall cease to be outstanding, and shall no longer confer on the Grantee thereof any rights as a stockholder of the Company, from and after the date of the event causing the forfeiture, whether or not the Grantee accepts the Company’s tender of payment for such Restricted Stock.

8.6    Escrow; Legends.    The Committee may provide that the certificates for any Restricted Stock (a) shall be held (together with a stock power executed in blank by the Grantee) in escrow by the Secretary of the Company until such Restricted Stock becomes nonforfeitable or is forfeited and/or (b) shall bear an appropriate legend restricting the transfer of such Restricted Stock under the Plan. If any Restricted Stock becomes nonforfeitable, the Company shall cause certificates for such Shares to be delivered without such legend or shall cause a release of restrictions on a book entry account maintained by the Company’s transfer agent.

8.7    Stockholder Rights in Restricted Stock.    Restricted Stock, whether held by a Grantee or in escrow or other custodial arrangement by the Secretary of the Company, shall confer on the Grantee all rights of a stockholder of the Company, except as otherwise provided in the Plan or Award Agreement. At the time of a grant of Restricted Stock, the Committee may require the payment of cash dividends thereon to be deferred and, if the Committee so determines, reinvested in additional Shares of Restricted Stock. Stock dividends and deferred cash dividends issued with respect to Restricted Stock shall be subject to the same restrictions and other terms as apply to the Shares of Restricted Stock with respect to which such dividends are issued.

SECTION 9.
RESTRICTED STOCK UNITS

9.1    Grant of Restricted Stock Units.    Subject to and consistent with the provisions of the Plan and Sections 409A of the Code, the Committee, at any time and from time to time, may grant Restricted Stock Units to any Eligible Person, in such amount and upon such terms as the Committee shall determine. A Grantee shall have no voting rights in Restricted Stock Units.

9.2    Award Agreement.    Each grant of Restricted Stock Units shall be evidenced by an Award Agreement that shall specify the Restrictions, the number of Shares subject to the Restricted Stock Units granted, and such other provisions as the Committee shall determine in accordance with the Plan and Code Section 409A. The Committee may impose such Restrictions on Restricted Stock Units, including time-based and performance-based Restrictions or other Restrictions.

9.3    Crediting Restricted Stock Units.    The Company shall establish an account (“RSU Account”) on its books for each Eligible Person who receives a grant of Restricted Stock Units. Restricted Stock Units shall be credited to the Grantee’s RSU Account as of the Grant Date of such Restricted Stock Units. RSU Accounts shall be maintained for recordkeeping purposes only and the Company shall not be obligated to segregate or set aside assets representing securities or other amounts credited to RSU Accounts. The obligation to make distributions of securities or other amounts credited to RSU Accounts shall be an unfunded, unsecured obligation of the Company.

(a)   Crediting of Dividend Equivalents.    Except as otherwise provided in an Award Agreement, whenever dividends are paid or distributions made with respect to Shares, Dividend Equivalents shall be credited to RSU Accounts on all Restricted Stock Units credited thereto as of the record date for such dividend or distribution. Such Dividend Equivalents shall be credited to the RSU Account in the form of additional Restricted Stock Units in a number determined by dividing the aggregate value of such Dividend Equivalents by the Fair Market Value of a Share at the payment date of such dividend or distribution.

(b)   Settlement of RSU Accounts.    The Company shall settle an RSU Account by delivering to the holder thereof (which may be the Grantee or his or her Beneficiary, as applicable) a number of Shares equal to the whole number of Shares underlying the Restricted Stock Units then credited to the Grantee’s RSU Account (or a specified portion in the event of any partial settlement); provided that any fractional Shares underlying Restricted Stock Units remaining in the RSU Account on the settlement date shall be distributed in cash in an amount equal to the Fair Market Value of a Share as of the settlement date multiplied by the remaining fractional Restricted Stock Unit. Unless otherwise provided in an Award Agreement, the settlement date for all Restricted Stock Units credited to a Grantee’s RSU Account shall be as soon as administratively practical following when Restrictions applicable to an Award of Restricted Stock Units have lapsed, but in no event shall such settlement date be later than March 15 of the calendar year following the calendar year in which the Restrictions applicable to an Award of Restricted Stock Units have lapsed. Unless otherwise provided in an Award Agreement, in the event of a Grantee’s Termination of Service prior to the lapse of such Restrictions, such Grantee’s Restricted Stock Units shall be immediately cancelled and forfeited to the Company.

SECTION 10.
PERFORMANCE UNITS

10.1    Grant of Performance Units.    Subject to and consistent with the provisions of the Plan, Performance Units may be granted to any Eligible Person in such number and upon such terms, and at any time and from time to time, as shall be determined by the Committee. Performance Units shall be evidenced by an Award Agreement in such form as the Committee may approve, which shall contain such terms and conditions not inconsistent with the provisions of the Plan as shall be determined from time to time by the Committee.

10.2    Value/Performance Goals.    The Committee shall set Performance Goals in its discretion which, depending on the extent to which they are met during a Performance Period, will determine the number or value of Performance Units that will be paid to the Grantee at the end of the Performance Period. Each Performance Unit shall have an initial value that is established by the Committee at the time of grant. The Performance Goals for Awards of Performance Units shall be set by the Committee at threshold, target and maximum performance levels with the number or value of the Performance Units payable tied to the degree of attainment of the various performance levels during the Performance Period. With respect to Covered Employees and to the extent the Committee deems it appropriate to comply with Section 162(m) of the Code, all Performance Goals shall be based on objective Performance Measures satisfying the requirements for the Performance-Based Exception, and shall be set by the Committee within the time period prescribed by Section 162(m) of the Code and related regulations.

10.3    Earning of Performance Units.    After the applicable Performance Period has ended, the holder of Performance Units shall be entitled to payment based on the level of achievement of Performance Goals set by the Committee and as described in Section 10.2. If the Performance Unit is intended to comply with the Performance-Based Exception, the Committee shall certify the level of achievement of the performance goals in writing before the Award is settled. At the discretion of the Committee, the Award Agreement may specify that an Award of Performance Units is payable in cash, Shares, Restricted Stock or Restricted Stock Units.

10.4    Dividend Rights.    At the discretion of the Committee if set forth in the Award Agreement, a Grantee may be entitled to receive any dividends or Dividend Equivalents declared with respect to Shares deliverable in connection with grants of Performance Units which have been earned, but not yet delivered to the Grantee.

SECTION 11.
ANNUAL INCENTIVE AWARDS

11.1    Annual Incentive Awards.    Subject to and consistent with the provisions of the Plan, Annual Incentive Awards may be granted to any Eligible Person in accordance with the provisions of this Section 11.

11.2    Eligible Persons.    The Committee shall designate the individuals eligible to be granted an Annual Incentive Award for a Year. The opportunity to be granted an Annual Incentive Award may be evidenced by an Award Agreement or in such form as the Committee may approve (such as minutes), which shall specify the individual’s Bonus Opportunity, the Performance Goals, and such other terms not inconsistent with the Plan as the Committee shall determine.

11.3  Determination of Amount of Annual Incentive Awards.

(a)   Aggregate Maximum.    The Committee may establish guidelines as to the maximum amount of Annual Incentive Awards payable for any Year.

(b)   Establishment of Performance Goals and Bonus Opportunities.    The Committee shall establish Performance Goals for the Year (which may be the same or different for some or all Eligible Persons) and shall establish the threshold, target and maximum Bonus Opportunity for each Grantee for the attainment of specified threshold, target and maximum Performance Goals. Performance Goals and Bonus Opportunities may be weighted for different factors and measures as the Committee shall determine.

(c)   Committee Certification and Determination of Amount of Annual Incentive Award.    The Committee shall determine and certify in writing the degree of attainment of Performance Goals as soon as administratively practicable after the end of each Year. The Committee shall determine an individual’s maximum Annual Incentive Award based on the level of attainment of the Performance Goals (as certified by the Committee) and the individual’s Bonus Opportunity. The Committee reserves the discretion to reduce (but not below zero) the amount of an individual’s Annual Incentive Award below the maximum Annual Incentive Award. The determination of the Committee to reduce (or not pay) an individual’s Annual Incentive Award for a Year shall not affect the maximum Annual Incentive Award payable to any other individual. No Annual Incentive Award shall be payable to an individual unless at least the threshold Performance Goal is attained.

(d)   Termination of Service.    If a Grantee has a Termination of Service during the Year, the Committee may, in its absolute discretion and under such rules as the Committee may from time to time prescribe, authorize the payment of an Annual Incentive Award to such Grantee in accordance with the foregoing provisions of this Section 11 and in the absence of such determination by the Committee the Grantee shall receive no Annual Incentive Award for such Year.

11.4    Time of Payment of Annual Incentive Awards.    Annual Incentive Awards shall be paid as soon as administratively practicable after the Committee determines the amount of the Award payable under Section 11 but not later than two and one-half months after the end of such Year.

11.5    Form of Payment of Annual Incentive Awards.    An individual’s Annual Incentive Award for a Year shall be paid in cash, Shares, Restricted Stock, Options or any other form of an

Award or any combination thereof as provided in the Award Agreement or in such form as the Committee may approve.

SECTION 12.
DIVIDEND EQUIVALENTS

The Committee is authorized to grant Awards of Dividend Equivalents alone or in conjunction with other Awards, on such terms and conditions as the Committee shall determine in accordance with Code Section 409A. Unless otherwise provided in the Award Agreement or in the Plan, Dividend Equivalents if authorized shall be paid immediately when accrued and, in no event, later than March 15 of the calendar year following the calendar year in which such Dividend Equivalents accrue. Unless otherwise provided in the Award Agreement or in the Plan, if the Grantee incurs a Termination of Service prior to the date such Dividend Equivalents accrue, the Grantee’s right to such Dividend Equivalents shall be immediately forfeited.

SECTION 13.
OTHER SHARE-BASED AWARDS

Subject to the terms of the Plan, the Committee may grant other Awards under this Plan, including without limitation, those Awards pursuant to which Shares are acquired or may in the future be acquired. The Committee, in its sole discretion, shall determine the terms and conditions of such other Awards as set forth in an Award Agreement.

SECTION 14.
CHANGE IN CONTROL

14.1    Acceleration of Vesting.    Upon the occurrence of an event satisfying the definition of “Change in Control” with respect to a particular Award, unless otherwise provided in an Award Agreement, such Award shall become vested, all Restrictions shall lapse and all Performance Goals shall be deemed to be met, as applicable, provided, that (a) the Committee as constituted before such Change of Control event, determines in its sole discretion, and expressly authorizes, such acceleration and vesting of a particular Award as set forth above, and (b) no payment of an Award shall be accelerated to the extent such payment would cause such Award to be subject to the adverse consequences described in Code Section 409A. The Committee may, in its discretion, include such further provisions and limitations in any Award Agreement as it may deem desirable.

14.2    Special Treatment In the Event of a Change in Control.    In order to maintain the Grantee’s rights upon the occurrence of a “Change in Control” (as set forth above) with respect to an Award, the Committee, as constituted before such event, may, in its sole discretion, as to any such Award, either at the time the Award is made hereunder or any time thereafter, take any one or more of the following actions: (a) make such adjustment to any such Award then outstanding as the Committee deems appropriate to reflect such Change in Control; or (b) cause any such

Award then outstanding to be assumed, or new rights substituted therefore, by the acquiring or surviving entity after such Change in Control. Additionally, in the event of any Change in Control with respect to Options and SARs, the Committee, as constituted before such Change in Control, may, in its sole discretion, (a) cancel any outstanding unexercised Options or SARs (whether or not vested) that have a per Share Option Price or Strike Price (as applicable) which is greater than the per Share Fair Market Value as of the date of the Change in Control; or (b) cancel any outstanding unexercised Options or SARs (whether or not vested) that have a per Share Option Price or Strike Price (as applicable) which is less than or equal to the per Share Fair Market Value as of the date of the Change in Control in exchange for a cash payment of an amount equal to (i) the difference between the per share Fair Market Value as of the date of the Change in Control and the Option Price or Strike Price multiplied by (ii) the total number of Shares underlying such Option or SAR that are vested and exercisable at the time of the Change in Control.

SECTION 15.
AMENDMENTS AND TERMINATION

15.1    Amendment and Termination.    Subject to Section 15.2, the Board may at any time amend, alter, suspend, discontinue or terminate the Plan in whole or in part without the approval of the Company’s stockholders, provided that (a) any amendment shall be subject to the approval of the Company’s stockholders if such approval is required by any federal or state law or regulation or any stock exchange or automated quotation system on which the Shares may then be listed or quoted, and (b) any Plan amendment or termination will not accelerate the timing of any payments that constitute deferred compensation under Code Section 409A unless such acceleration of payment is permitted by Code Section 409A.

15.2    Previously Granted Awards.    Except as otherwise specifically provided in the Plan (including Sections 3.2(h) and this Section 15.2) or an Award Agreement, no termination, amendment or modification of the Plan shall adversely affect in any material way any Award previously granted under the Plan without the written consent of the Grantee of such Award.

SECTION 16.
BENEFICIARY DESIGNATION

Each Grantee under the Plan may, from time to time, name any Beneficiary or Beneficiaries (who may be named contingently or successfully) to whom any benefit under the Plan is to be paid in case of his or her death before he or she receives any or all of such benefit. Each such designation shall revoke all prior designations by the same Grantee, shall be in a form prescribed by the Company, and will be effective only when filed by the Grantee in writing with the Company during the Grantee’s lifetime. In the absence of any such designation, benefits remaining unpaid at the Grantee’s death shall be paid to the Grantee’s estate.

SECTION 17.
WITHHOLDING

17.1    Required Withholding.

(a)   The Committee in its sole discretion may provide that when taxes are to be withheld in connection with the exercise of an Option or an SAR or upon the lapse of Restrictions on an Award or upon payment of any benefit or right under this Plan (the Exercise Date, the date such Restrictions lapse or such payment of any other benefit or right occurs hereinafter referred to as the “Tax Date”), the Grantee may elect to make payment for the withholding of federal, state and local taxes, including Social Security and Medicare (“FICA”) taxes, by one or a combination of the following methods:

(i)  payment of an amount in cash equal to the amount to be withheld;

(ii)  requesting the Company to withhold from those Shares that would otherwise be received upon exercise of the Option or an SAR or upon the lapse of Restrictions on an Award, a number of Shares having a Fair Market Value on the Tax Date equal to the amount to be withheld; or

(iii)  withholding from any compensation otherwise due to the Grantee.

The Committee in its sole discretion may provide that the maximum amount of tax withholding upon exercise of an Option or an SAR to be satisfied by withholding Shares upon exercise of such Option pursuant to clause (ii) above shall not exceed the minimum amount of taxes, including FICA taxes, required to be withheld under federal, state and local law. An election by Grantee under this subsection is irrevocable. Any fractional share amount and any additional withholding not paid by the withholding or surrender of Shares must be paid in cash. If no timely election is made, the Grantee must deliver cash to satisfy all tax withholding requirements.

(b)   Any Grantee who makes a disqualifying disposition with respect to an Incentive Stock Option under the Code or an election under Section 83(b) of the Code shall remit to the Company an amount sufficient to satisfy all resulting tax withholding requirements in the same manner as set forth in subsection (a).

(c)   No Award shall be settled, whether in cash or in Shares, unless the applicable tax withholding requirements have been met to the satisfaction of the Committee.

17.2    Notification under Section 83(b) of the Code.    If the Grantee, in connection with the exercise of any Option, or the grant of Restricted Stock, makes the election permitted under Section 83(b) of the Code to include in such Grantee’s gross income in the year of transfer the amounts specified in Section 83(b) of the Code, then such Grantee shall notify the Company of such election within ten (10) days of filing the notice of the election with the Internal Revenue Service, in addition to any filing and notification required pursuant to regulations issued under

Section 83(b) of the Code. The Committee may, in connection with the grant of an Award or at any time thereafter, prohibit a Grantee from making the election described above.

SECTION 18.
GENERAL PROVISIONS

18.1    Governing Law.    The validity, construction, and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with the laws of the State of Minnesota other than its law respecting choice of laws and applicable federal law.

18.2    Severability.    If any provision of this Plan or any Award is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction, or as to any Person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, it shall be stricken and the remainder of the Plan and any such Award shall remain in full force and effect.

18.3    Successors.    All obligations of the Company under the Plan with respect to Awards granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise of all or substantially all of the business and/or assets of the Company.

18.4    Requirements of Law.    The granting of Awards and the delivery of Shares under the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges or markets as may be required. Notwithstanding any provision of the Plan or any Award, Grantees shall not be entitled to exercise, or receive benefits under, any Award, and the Company (or any Subsidiary) shall not be obligated to deliver any Shares or deliver benefits to a Grantee, if such exercise or delivery would constitute a violation by the Grantee, the Company or a Subsidiary of any applicable law or regulation.

18.5    Securities Law Compliance.    If the Committee deems it necessary to comply with any applicable securities law, or the requirements of any securities exchange or market upon which Shares may be listed, the Committee may impose any restriction on Awards or Shares acquired pursuant to Awards under the Plan as it may deem advisable. All evidence of Share ownership delivered pursuant to any Award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations or other requirements of the SEC, any securities exchange or market upon which Shares are then listed, and any applicable securities law. If so requested by the Company, the Grantee shall make a written representation and warranty to the Company that he or she will not sell or offer to sell any Shares unless a registration statement shall be in effect with respect to such Shares under the Securities Act of 1933, as amended, and any applicable state securities law or unless he or she shall have furnished to the Company an opinion of counsel, in form and substance satisfactory to the Company, that such registration is not required.

If the Committee determines that the exercise or nonforfeitability of, or delivery of benefits pursuant to, any Award would violate any applicable provision of securities laws or the listing requirements of any national securities exchange or national market system on which are listed any of the Company’s equity securities, then the Committee may postpone any such exercise, nonforfeitability or delivery to comply with all such provisions at the earliest practicable date.

18.6    Section 409A.    To the extent applicable and notwithstanding any other provision of this Plan, this Plan and Awards hereunder shall be administered, operated and interpreted in accordance with Code Section 409A and Department of Treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued after the date on which the Board approves the Plan; provided, however, in the event that the Committee determines that any amounts payable hereunder may be taxable to a Grantee under Code Section 409A and related Department of Treasury guidance prior to the payment and/or delivery to such Grantee of such amount, the Company may (a) adopt such amendments to the Plan and related Award, and appropriate policies and procedures, including amendments and policies with retroactive effect, that the Committee determines necessary or appropriate to preserve the intended tax treatment of the benefits provided by the Plan and Awards hereunder and/or (b) take such other actions as the Committee determines necessary or appropriate to comply with or exempt the Plan and/or Awards from the requirements of Code Section 409A and related Department of Treasury guidance, including such Department of Treasury guidance and other interpretive materials as may be issued after the date on which the Board approves the Plan. The Company and its Subsidiaries make no guarantees to any Person regarding the tax treatment of Awards or payments made under the Plan, and, notwithstanding the above provisions and any agreement or understanding to the contrary, if any Award, payments or other amounts due to a Grantee (or his or her beneficiaries, as applicable) results in, or causes in any manner, the application of an accelerated or additional tax, fine or penalty under Code Section 409A or otherwise to be imposed, then the Grantee (or his or her beneficiaries, as applicable) shall be solely liable for the payment of, and the Company and its Subsidiaries shall have no obligation or liability to pay or reimburse (either directly or otherwise) the Grantee (or his or her beneficiaries, as applicable) for, any such additional taxes, fines or penalties.

18.7    No Rights as a Stockholder.    No Grantee shall have any rights as a stockholder of the Company with respect to the Shares (except as provided in Section 8.7 with respect to Restricted Stock) which may be deliverable upon exercise or payment of such Award until such Shares have been delivered to him or her.

18.8    Awards Not Taken Into Account for Other Benefits.    Awards shall be special incentive payments to the Grantee and shall not be taken into account in computing the amount of salary or compensation of the Grantee for purposes of determining any pension, retirement, death or other benefit under (a) any pension, retirement, profit-sharing, bonus, insurance or other employee benefit plan of an Employer, except as such plan shall otherwise expressly provide, or (b) any agreement between an Employer and the Grantee, except as such agreement shall otherwise expressly provide.

18.9    Non-Exclusivity of Plan.    Neither the adoption of the Plan by the Board nor its submission to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board to adopt such other compensatory arrangements for employees as it may deem desirable.

18.10    No Trust or Fund Created.    Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Subsidiary and a Grantee or any other Person. To the extent that any Person acquires a right to receive payments from the Company or any Subsidiary pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company or any Subsidiary.

18.11    No Right to Continued Employment or Awards.    No employee shall have the right to be selected to receive an Award under this Plan or, having been so selected, to be selected to receive a future Award. The grant of an Award shall not be construed as giving a Grantee the right to be retained in the employ of the Company or any Subsidiary or to be retained as a director of the Company or any Subsidiary. Further, the Company or a Subsidiary may at any time terminate the employment of a Grantee free from any liability, or any claim under the Plan, unless otherwise expressly provided in the Plan or in any Award Agreement.

18.12    Construction.    The following rules of construction will apply to the Plan: (a) the word “or” is disjunctive but not necessarily exclusive, and (b) words in the singular include the plural, words in the plural include the singular, and words in the neuter gender include the masculine and feminine genders and words in the masculine or feminine gender include the other neuter genders. The headings of sections and subsections are included solely for convenience of reference, and if there is any conflict between such headings and the text of this Plan, the text shall control.

18.13    No Fractional Shares.    No fractional Shares shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash, other securities, or other property shall be paid or transferred in lieu of any fractional Shares, or whether such fractional Shares or any rights thereto shall be canceled, terminated, or otherwise eliminated.

18.14    Plan Document Controls.    This Plan and each Award Agreement constitute the entire agreement with respect to the subject matter hereof and thereof; provided that in the event of any inconsistency between this Plan and such Award Agreement, the terms and conditions of the Plan shall control unless otherwise expressly stated in the Award Agreement.